                                 EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT is entered into as of the 20th day of April, 1996, by and between RETROSPETTIVA, INC., a California corporation (the "Employer"), and MICHAEL D. SILBERMAN (the "Employee").

     The Employer hereby employs the Employee on a full-time basis, and the Employee hereby accepts such full-time employment on the terms and conditions hereinafter set forth.

     1. EMPLOYMENT Employee is employed as Chief Financial Officer. Employee shall perform all duties assigned by the Board of Directors of the Employer and Shall devote full time, attention and loyalty to the affairs of the Employer.

     2. TERM. Subject to the provisions for termination provided in paragraphs 9 and 10, the initial term of this Agreement shall commence on the date hereof and terminate three years from the date hereof. This Agreement may be extended by the mutual written agreement of the Employee and the Employer.

     3. CASH AND COMMON STOCK COMPENSATION For all services rendered by the Employee under this Agreement, the Employer shall pay to the Employee commencing the 1st of the month subsequent to the closing of the Employer's private placement dated on or about April 1996, a salary of $75,000 per year for the full term of the Agreement. Nothing contained herein shall prohibit Employer's Board of Directors from increasing this salary in the future based upon Employee's performance. In addition, Employee shall receive upon execution of this Agreement 34,000 shares of Employees Common Stock and a signing bonus of $50,000.

     4. ELIGIBILITY FOR OPTIONS. Employee shall be entitled to receive options to purchase 150,000 shares of Employer's stock under the Employer's employee stock option and bonus plan.

     5. BENEFITS. Employee shall receive such benefits, including health insurance, life insurance, automobile allowance, vacation time etc., as shall be agreed upon by the parties in a written letter of understanding, a copy of which shall be attached hereto.

      6. RESPONSIBILITIES OF EMPLOYEE. The Employee shall devote such time as is necessary or is deemed necessary by the Board of Directors of the Employer to carry out all required duties and will devote full time to the Employer during normal business hours. The Employee shall at all times faithfully, with diligence and to the Employee's best ability, experience and talents, perform all the duties that may be required pursuant to the express and implicit terms hereof to the reasonable satisfaction of the Employer.

     7. WORKING FACILITIES. The Employee shall be furnished with all facilities and services suitable to Employee's position and adequate for the performance of Employee's duties.

     8. EXPENSES. The Employee is authorized to incur reasonable expenses for promoting the business of the Employer, including expenses for entertainment, travel, lodging, promotion equipment rentals and purchases, engagement of contract labor associated with the foregoing and similar items. The Employer shall reimburse the Employee for all such expenses on the presentation by the Employee of Itemized accounts of such expenditures in accordance with guidelines set forth by the Internal Revenue Service.

     9. DISABILITY. Employee shall be entitled to continue to receive Employee's salary hereunder if unable to perform duties by reason of illness or incapacity for a period of up to and including a maximum of one year. Thereafter, Employee shall not receive any further compensation until Employee returns to full employment as required hereunder. Should Employee be absent from employment for whatever cause for the continuous period of more than one year, the Employer may terminate this Agreement, and all obligations of the Employer hereunder shall cease upon such termination.

     10. TERMINATION. The Company may terminate this Agreement for cause upon the majority vote of the Board of Directors by written notice to the

Employee. For the purposes hereof, "cause" shall be defined as meaning (i) such conduct by the Employee which constitutes a breach of this Agreement or
(ii) a failure to fully, competently and adequately perform employee's duties or (iii) breach of Employee's fiduciary duty or (iv) improper or illegal conduct of the Employee which, in the opinion of the Board of Directors of the Employer, adversely affects the Employer, its reputation or operations.

     11. CONFIDENTIALITY; COVENANT NOT TO COMPETE. The Employee shall not divulge to others any information obtained during the course of Employee's employment relating to the business, operations, customers, proprietary information or trade secrets of the Employer, without the written permission of the Employer.

     If this Agreement is terminated for any reason other than due to a breach by Employer, the Employee agrees not to own, hold an interest of any kind in, be employed by, operate or manage, directly or indirectly, any business engaged in any type of apparel manufacturing or any business in the same business as the Employer in the state of California for a period of two years from the date of such termination.

     11. NOTICES. All notices required or authorized hereunder shall be deemed sufficiently given if in writing and sent by registered or certified mail, return receipt requested and postage prepaid to the other party at his or its last known address.

     12. ASSIGNMENT OF AGREEMENT. Neither party may assign or otherwise transfer this Agreement or any of its rights or obligations hereunder without the prior written consent to such assignment or transfer by the other party hereto; and all the provisions of this Agreement shall be binding upon the respective employees, successors, heirs and assigns of the parties.

     13. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. This Agreement and the representations, warranties, covenants and other agreements (however characterized or described) by both parties and contained herein or made pursuant to the provisions hereof shall survive the execution and delivery of this Agreement.

     14. FURTHER INSTRUMENTS. The parties shall execute and deliver any and all such other instruments and shall take any and all such other actions as may be reasonably necessary to carry the intent of this Agreement into full force and effect.

     15. SEVERABILITY. If any provision of this Agreement shall be held, declared or pronounced void, voidable, invalid, unenforceable or inoperative for any reason by any court of competent jurisdiction, governmental authority or otherwise, such holding, declaration or pronouncement shall not affect adversely any other provisions of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms, and the effect of such holding, declaration or pronouncement shall be limited to the territory or jurisdiction in which made.

     16. WAIVER. All rights and remedies of either party under this Agreement are cumulative and not exclusive of any other rights and remedies provided by law. No delay or failure on the part of either party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement. The consent of any party where required hereunder to any act or occurrence shall not be deemed to be a consent to any other act or occurrence.

     17. GENERAL PROVISIONS. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the state of California. Except as otherwise expressly stated herein, time is of the essence in performing under this Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter of this Agreement, and this Agreement may not be modified or amended or any term or provision discharged except in writing signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced. The headings of this agreement are for convenience in reference only and shall not limit or otherwise affect the meaning thereof. This agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this agreement on the day and year first above written.

"Employee"                             "Employer"
                                       RETROSPETTIVA, INC.

 /s/ MICHAEL D. SILBERMAN          By:  /s/ BORIJOVE VUKADINOVIC
-------------------------------        ---------------------------------
Michael D. Silberman                   Borijove Vukadinovic
                                       Chief Executive Officer

                          AMENDMENT OF EMPLOYMENT AGREEMENT


     This Amendment of Employment Agreement is entered into as of the 25th day of November, 1996, by and between Retrospettiva, Inc., a California corporation (the "Employer"), and Michael D. Silberman (the "Employee").

                                EXPLANATORY STATEMENTS

     1. Employer and Employee entered into an Employment Agreement dated as of April 20, 1996 (the "Employment Agreement") whereby the Employer employed the Employee.

     2. The Employer and Employee desire to amend and modify certain terms and conditions of the Employment Agreement.

     NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Employment Agreement is hereby amended and modified as follows:

     1. Section numbered 3, "Cash and Common Stock Compensation" is amended to read as follows:

                   "For all services rendered by the Employee under this Agreement, the Employer shall pay to the Employee, commencing the first of the month subsequent to the closing of the Employer's initial public offering of its securities (the "IPO"), a salary of $60,000 per year for the full term of this Agreement. Nothing contained herein shall prohibit Employer's Board of Directors from increasing the salary in the future based upon Employee's performance. In addition, Employee shall receive upon execution of this Agreement 34,000 shares of Employer's no par value Common Stock (the "Common Stock") of which 20,350 shares may be offered and sold by Employee as part of the IPO."

     2. Section numbered 4, "Eligibility for Options" is hereby amended to read as follows:

                   "Employee shall be entitled to receive options to purchase a total of 50,000 shares of Employer's Common Stock pursuant to the Employer's Incentive Stock Option Plan with options to purchase 25,000 shares of Common Stock at an exercise price of $7.50 per share and 25,000 shares of Common Stock at $9.00 per share with all options exercisable for a period of ten (10) years and vested as of the date of this Agreement."

     3. Section numbered 5, "Benefits" is hereby amended by the addition of the following at the end of such section:

              "Notwithstanding the foregoing, Employee shall be entitled to two weeks paid vacation annually for each one year of employment with Employer with such Employment to commence for purposes of this section on April 20, 1996."

     4. Any and all other terms and conditions of the Employment Agreement not amended or modified herein shall remain the same and in full force and effect.

                                 Employer:
                                 RETROSPETTIVA, INC.



                                  By:
                                     ---------------------------------------
                                     Borivoje Vukadinovic
                                     Chief Financial Officer

                                  Employee:



                                  ----------------------------------------
                                  Michael D. Silberman

                     SECOND AMENDMENT OF EMPLOYMENT AGREEMENT

     This Amendment of Employment Agreement is entered into as of the 2nd day of June 1997, by and between Retrospettiva, Inc., a California corporation (the "Employer"), and Michael D. Silberman (the "Employee").

                                EXPLANATORY STATEMENTS

     1. Employer and Employee entered into an Employment Agreement dated as of April 20, 1996 (the "Employment Agreement") whereby the Employer employed the Employee.

     2.  The Employment Agreement was amended as of November 25, 1996.

     3. The Employer and Employee desire to further amend and modify certain terms and conditions of the Employment Agreement.

     NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Employment Agreement is hereby amended and modified as follows:

     1. The last sentence of Section numbered 3, "Cash and Common Stock Compensation" is amended to read as follows:

         "In addition, Employee shall receive upon execution of this Agreement 34,000 shares of Employer's no par value Common Stock (the "Common Stock") of which 25,000 shares may be offered and sold by Employee as part of the IPO."

     2. Any and all other terms and conditions of the Employment Agreement not amended or modified herein shall remain the same and in full force and effect.

                                 Employer:
                                 RETROSPETTIVA, INC.



                                  By:
                                     ---------------------------------------
                                     Michael D. Silberman, Secretary

                                  Employee:



                                  ----------------------------------------
                                  Michael D. Silberman